UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On August 29, 2022, in connection with the mailing of the definitive proxy statement dated August 25, 2022 (the “Extension Proxy Statement”) of Digital World Acquisition Corp. (the “Company” or “Digital World) and the solicitation of proxies with respect to the proposal to amend the Company’s charter to extend the period of time for the Company to complete a business combination (the “Extension”) up to four times, each by an additional three months, for an aggregate of 12 additional months (i.e. from September 8, 2022 up to September 8, 2023) or such earlier date as determined by the board of directors, the following telephone solicitation script was prepared for use by the Company’s proxy solicitor in its communications with stockholders of the Company.

SCRIPT

You are receiving this message as a stockholder of Digital World Acquisition Corp. concerning a Special Meeting to be held on September 6th, 2022.

Digital World is seeking stockholder approval to extend the period of time needed to close an initial business combination for up to 1 year. Currently Digital World is seeking a merger with Trump Media & Technology Group.

Voting to approve the extension is critical to protecting your ability to participate in this future investment.

Most stockholders will soon be receiving an email from their brokerage firm with instructions about how to cast a vote online or by telephone.

Please be on the lookout for this email, which may have gone to your SPAM Folder, and follow the prompts to cast your vote.

If you have any questions or need help voting, please contact Saratoga Proxy Consulting at (888) 368-0379 or info@saratogaproxy.com.

About Digital World

Digital World (Nasdaq: DWAC) is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

Digital World urges investors, stockholders and other interested persons to read the definitive proxy statement dated August 25, 2022 (the “Extension Proxy Statement”), as well as other documents filed by Digital World with the SEC, because these documents contain important information about Digital World and the Extension. The Extension Proxy Statement was mailed to stockholders of Digital World as of a record date of August 12, 2022, on or about August 25, 2022. Stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: info@dwacspac.com.

Participants in Solicitation

Digital World and its directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies of Digital World stockholders in connection with the Extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Digital World’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Digital World, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to Digital World’s stockholder approval of the Extension, Digital World’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC, including Digital World’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” the Extension Proxy Statement under the heading “Risk Factors” and other documents Digital World has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Digital World expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Digital World’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.